AGREEMENT AND RELEASE

This Agreement (the “Agreement”) is dated February __, 2007 and is made by and between Armitage Mining Corp. (“AMC”), on one hand, and Michael Potts (“MP”).

WHEREAS, MP is the owner of 600,000 shares of common stock of AMC (the “MP Shares”);

WHEREAS, AMC was formed to engage in the acquisition, exploration and development of natural resource properties (the “Business”)

WHEREAS, AMC has been unable to develop the Business to justify the expense of remaining as a public corporation;

WHEREAS, AMC has entered into and closed a Share Exchange Agreement with the shareholders of Golden Autumn Holdings Inc., a Delaware corporation (“Golden Autumn”), pursuant to which AMC is issuing the shareholders of Golden Autumn 17,032,970 shares of common stock of AMC in consideration of all of the outstanding securities of Golden Autumn;

WHEREAS, AMC no longer desires to develop the Business and has elected to dispose of the Subsidiary;

WHEREAS, AMC and MP have elected to enter into this Agreement pursuant to which will sell all securities of AMC to MP in consideration for the return of the MP Shares to AMC for cancellation;

WHEREAS, without admitting and specifically denying potential liability and in order to avoid further expense, costs, and time to litigate the any potential dispute between the parties AMC and MP have reached a full and final agreement regarding the sale of the assets of AMC and return for cancellation of the MP Shares; and

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and between AMC and MP as follows:

1.  MP agrees to return to AMC the MP Shares for cancellation.

2.  In consideration for the items set forth in Section 1 above, AMC agrees to transfer all of the assets of AMC to MP.

3.  In consideration of receiving the assets of AMC, MP releases and discharges AMC , AMC’s shareholders, directors, officers, successors, administrators, attorneys, insurers, agents, and assigns from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against AMC, AMC’s shareholders, directors, officers, successors, administrators, attorneys, insurers, agents, and assigns that MP or his, executors, administrators, agents, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Agreement.

4.  MP warrants and represents that no other person or entity has any interest in the matters released herein, and that it has not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the matters released herein. MP specifically represents that his is the owner of the MP Shares and that there are no liens, mortgage, deed of trust, pledge, claim, security interest, covenant, restriction, easement, preemptive right, or any other encumbrance or charge of any kind.

5.  The parties understand and agree that this Agreement, including the facts and circumstances underlying this Agreement shall forever be deemed confidential between the parties to the Agreement unless disclosure of the facts and circumstances is required by law.

6.  Each party shall be responsible for their own attorneys’ fees and costs.

7.  Each party acknowledges and represents that: (a) they have read this Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

8.  This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral. Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

9.  This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

10.  Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

11.  The Parties agree that this Agreement is governed by the Laws of the State of New York and that any and all disputes that may arise from the provisions of this Agreement shall be tried in the Supreme Court, State of New York, County of New York. The Parties agree to waive their right to trial by jury for any dispute arising out of this Agreement.

12.  This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

ARMITAGE MINING CORP.

Name: Kenneth Craig Title: CEO

Michael Potts